Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160571
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 23, 2009)
$15,000,000
Common Stock
We have entered into a sales agreement with the Maxim Group LLC relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell an aggregate of up to $15.0 million of our common stock, $0.0001 par value per share, from time to time through the Maxim Group LLC, acting as agent.
Our common stock is dual-listed on The Nasdaq Capital Market and the OMX Nordic Exchange under the ticker symbol “EPCT.” Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on The Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. With our express written consent, the sales agent may also sell shares of our common stock in privately negotiated transactions. The sales agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on terms mutually agreed upon by the sales agent and us. The last reported sale price of our common stock on The Nasdaq Capital Market on January 29, 2010 was $2.37 per share. You should read “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors described in other documents incorporated by reference herein before buying our securities.
The Maxim Group LLC will be entitled to compensation at a fixed commission rate of 4.0% of the gross sales price per share sold, up to aggregate gross proceeds of $10.0 million, and, thereafter, at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, the Maxim Group LLC may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the Maxim Group LLC may be deemed to be underwriting commissions or discounts.
We have agreed to indemnify the sales agent and its controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the sales agent and its controlling persons may be required to make in respect of those liabilities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Maxim Group LLC
The date of this prospectus supplement is February 3, 2010.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about this offering of shares of our common stock in this prospectus supplement, which describes the specific details regarding this offering, and in the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Maxim Group LLC has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. These documents do not constitute an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstance under which the offer or solicitation is unlawful. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or the sale of our common stock. If information in this prospectus supplement, or information incorporated by reference in this prospectus supplement and the accompanying prospectus that is of a more recent date than the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement and the accompanying prospectus, will apply and will supersede that information in the accompanying prospectus.
References in this prospectus supplement to “EpiCept,” “we,” “our” or “us” refer to EpiCept Corporation and its subsidiaries. Our trademarks include Ceplene®, AzixaTM and EpiCeptTM. Other trademarks and trade names appearing in this prospectus supplement and the accompanying prospectus are the property of the respective holders of such trademarks and trade names.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our common stock.
Our Business
We are a specialty pharmaceutical company focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. Our strategy is to focus our development efforts on innovative cancer therapies and topically delivered analgesics targeting peripheral nerve receptors. Our lead product is Ceplene®, which when used concomitantly with interleukin-2 is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission. On October 8, 2008, the European Commission issued a formal marketing authorization for Ceplene® in the European Union. In January 2010, we entered into an exclusive commercialization agreement for Ceplene® with Meda AB, which gives Meda the right to market Ceplene® in Europe and other territories including Japan, China and Australia. In January 2009, we received permission to proceed with a New Drug Application, or NDA, filing for Ceplene® with the United States Food and Drug Administration, or FDA, and in November 2009, Health Canada screened and accepted for review a New Drug Submission, or NDS, for the treatment of AML in Canada. In addition to Ceplene®, we have two oncology compounds and a pain product candidate for the treatment of peripheral neuropathies in clinical development. We believe this portfolio of oncology and pain management product candidates lessens our reliance on the success of any single product candidate.
Our cancer portfolio includes crinobulin, or EPC2407, a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors and lymphomas. We have completed our first Phase I clinical trial for crinobulin. AzixaTM, or MPC-6827, an apoptosis inducer with VDA activity licensed by us to Myriad Genetics, Inc., or Myriad, as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II clinical trials in patients with primary glioblastoma, melanoma that has metastasized to the brain and non-small-cell lung cancer that has spread to the brain.
Our late-stage pain product candidate, EpiCeptTM NP-1 Cream, which we refer to as NP-1, is a prescription topical analgesic cream designed to provide effective long-term relief of pain associated with peripheral neuropathies. In February 2008, we concluded a Phase II clinical study of NP-1 in patients suffering from diabetic peripheral neuropathy, or DPN. In January 2009, we concluded a second Phase II clinical trial of NP-1 in which we studied its safety and efficacy in patients suffering from post-herpetic neuralgia, or PHN, compared to gabapentin and placebo. Both studies support the advancement of NP-1 into a registration-sized trial. NP-1 utilizes a proprietary formulation to administer FDA approved pain management therapeutics, or analgesics, directly on the skin’s surface at or near the site of the pain, targeting pain that is influenced, or mediated, by nerve receptors located just beneath the skin’s surface.
We are subject to a number of risks associated with companies in the specialty pharmaceutical industry. Principal among these are risks associated with our ability to obtain regulatory approval for our product candidates, our ability to adequately fund our operations, dependence on collaborative arrangements, the development by us or our competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and compliance with the FDA and other governmental regulations. We have yet to generate product revenues from any of our product candidates. We have financed our operations primarily through the proceeds from the sale of common stock, warrants, debt instruments, cash proceeds from collaborative relationships and investment income earned on cash balances and short-term investments.
Ceplene® has been granted full marketing authorization by the European Commission for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia in first remission. None of our other drug candidates has received FDA or foreign regulatory marketing approval. In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that we and our collaborators’ clinical data establish the safety and efficacy of our drug candidates. Furthermore, our strategy includes entering into collaborative arrangements with third parties to participate in the development and commercialization of our products. In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under our control. We cannot forecast with any degree of certainty which of our drug candidates will be subject to future collaborations or how such arrangements would affect our development plan or capital requirements.

Since inception, we have incurred significant net losses each year. As a result, we have an accumulated deficit of $230.6 million as of September 30, 2009. Our recurring losses from operations and the accumulated deficit raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our losses have resulted principally from costs incurred in connection with our development activities and from general and administrative expenses. Even if we succeed in developing and commercializing one or more of our product candidates, we may never become profitable. We expect to continue to incur significant expenses over the next several years as we:
•	work with our European marketing partner in preparation for the commercial launch of Ceplene®;

•	continue to conduct clinical trials for our product candidates;

•	seek regulatory approvals for our product candidates;

•	develop, formulate, and commercialize our product candidates;

•	implement additional internal systems and develop new infrastructure;

•	acquire or in-licenses additional products or technologies or expand the use of our technologies;

•	maintain, defend and expand the scope of our intellectual property; and

•	hire additional personnel.
Our Corporate Information
Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Offering price and proceeds	Variable at-the-market pricing, with aggregate gross proceeds of up to $15.0 million.

Manner of offering	“At-the-market” offering that may be made from time to time through our agent, the Maxim Group LLC. See “Plan of Distribution” on page S-9.

Use of proceeds	We intend to use the net proceeds from this offering to repay indebtedness and meet our working capital needs, as well as for general corporate purposes. See “Use of Proceeds”.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of risks to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market and OMX Nordic Exchange symbol	EPCT

RISK FACTORS
Investment in our common stock involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year filed with the Securities and Exchange Commission, and in other reports we file with the Securities and Exchange Commission that are incorporated by reference herein, before making an investment decision. The risks and uncertainties described therein and below could adversely affect our business, operating results and financial condition, as well as cause the value of our common stock to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption “Special Note Regarding Forward-Looking Statements.” The risks described below and contained in our Annual Report on Form 10-K and in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Related to Our Stock and this Offering
There are a substantial number of shares of our common stock eligible for future sale in the public market, and the sale of these shares could cause the market price of our common stock to fall.
There were 44,177,525 shares of our common stock outstanding as of January 29, 2010. We also had outstanding as of January 29, 2010 warrants to purchase an aggregate of 12,495,540 shares of our common stock with a weighted average exercise price of $3.82 per share.
In addition to our outstanding warrants, as of January 29, 2010, there were (i) options to purchase 2,372,240 shares of our common stock outstanding under our 2005 Equity Incentive Plan at a weighted-average exercise price of $8.70, (ii) 102,208 shares of unvested restricted stock and restricted stock units, (iii) 5,816,867 additional shares of common stock available for issuance under our 2005 Equity Incentive Plan, (iv) 852,806 shares of common stock remaining issuable under our 2009 Employee Stock Purchase Plan, and (v) 185,185 shares of common stock issuable upon conversion of the 7.5556% convertible subordinated notes due 2014.
The shares issuable under our 2005 Equity Incentive Plan and our 2009 Employee Stock Purchase Plan will be available for immediate resale in the public market. Once the warrants are exercisable, the shares issuable under the warrants will be available for immediate resale in the public market following the effectiveness of the registration statement we have filed with respect to the resale of such shares. The market price of our common stock could decline as a result of such resales due to the increased number of shares available for sale in the market. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
New investors in our common stock could experience immediate and substantial dilution.
The offering price of our common stock could be substantially higher than what the net tangible book value per share of our common stock is at the time of any offering. As a result, purchasers of our common stock in this offering could incur immediate and substantial dilution. For example, assuming the full $15.0 million in shares of our common stock that are subject to the sales agreement are sold at a price to the public of $2.37 per share, the last reported sales price of our common stock on January 29, 2010, the purchasers would experience immediate dilution of approximately $0.30 per share. Those purchasers could experience additional dilution upon the exercise of outstanding stock options having an exercise price less than the per share offering price to the public in this offering. See “Dilution” for a more detailed discussion of the dilution new investors will incur in this offering.

Management may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.
We will retain broad discretion over the use of proceeds from this offering. We expect to use the net proceeds from this offering to repay indebtedness and meet our working capital needs, as well as for general corporate purposes. A number of variables will influence our actual use of the proceeds from this offering, and our actual uses of the proceeds of this offering may vary substantially from our currently planned uses. Management could choose to spend the net proceeds from this offering in ways in which stockholders may not deem desirable, or in ways that do not improve our operating results or result in a significant return or any return at all for our stockholders. Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1995 (collectively, the “Reform Act”). Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. All statements other than statements of historical fact, included in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drugs, their potential therapeutic effect, the possibility of obtaining regulatory approval, our ability to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drugs or our ability to discover new drugs in the future are all forward-looking in nature.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to, the risk factors discussed above, which may cause the actual results, performance or achievements of EpiCept Corporation and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and other factors referenced in this prospectus. We do not undertake and specifically decline any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
USE OF PROCEEDS
We plan to use the net proceeds from the sale of shares of our common stock in this offering to repay indebtedness and meet our working capital needs, as well as for general corporate purposes. Pending these uses, we intend to invest the net proceeds in investment grade, interest bearing securities.

PRICE RANGE OF OUR COMMON STOCK
Our common stock has been traded on The Nasdaq Capital Market or the OMX Nordic Exchange under the symbol “EPCT” since January 4, 2006. The following table sets forth, for the periods indicated, the reported high and low sales prices per share of our common stock as reported by The Nasdaq Capital Market:

Fiscal Year Ended December 31, 2008	High	Low
First Quarter	$1.59	$0.53
Second Quarter	$0.56	$0.24
Third Quarter	$0.91	$0.23
Fourth Quarter	$0.88	$0.50

Fiscal Year Ending December 31, 2009	High	Low
First Quarter	$0.86	$0.51
Second Quarter	$0.97	$0.56
Third Quarter	$0.92	$0.58
Fourth Quarter	$0.87	$0.58

Fiscal Year Ending December 31, 2010	High		Low
First Quarter (through January 29, 2010)	$2.73	*	$1.74	*

*	as adjusted to reflect a 1:3 reverse stock split effective January 15, 2010.
As of January 29, 2010, the closing price of our common stock as reported by The Nasdaq Capital Market was $2.37 per share and there were approximately 4,100 holders of record of our common stock. This does not include the number of persons whose stock is in nominee or “street name” accounts through brokers.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not anticipate that we will declare or pay any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions under any existing indebtedness and other factors the Board of Directors deems relevant.

DILUTION
If you purchase shares of our common stock from us, your interest will be diluted to the extent of the difference between the public offering price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2009, was ($5.2) million, or ($0.12) per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets of $32,000, and dividing this amount by the number of shares of common stock outstanding as of September 30, 2009. Assuming we sold the entire aggregate amount of $15.0 million provided for in the sales agreement at an assumed price to the public of $2.37 per share, the last reported sale price of our common stock on January 29, 2010, and after deducting the estimated commissions and offering expenses payable by us, our adjusted net tangible book value as of September 30, 2009 would have been $9.0 million, or $0.18 per share of common stock. This would represent an immediate increase in the net tangible book value of $0.30 per share to our existing stockholders and an immediate and substantial dilution in the net tangible book value of $2.19 per share of common stock to new investors. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$2.37
Net tangible book value per share as of September 30, 2009	$(0.12)
Increase per share attributable to investors participating in this offering	$0.30
As adjusted net tangible book value per share after this offering		0.18
Dilution per share to investors participating in this offering		$2.19
The information in the table above is provided for illustrative purposes and assumes that all of our common stock offered hereby in the aggregate amount of $15.0 million is sold at a price of $2.37 per share, the last reported sale price of our common stock on January 29, 2010. The shares, if any, sold pursuant to the sales agreement will be sold from time to time at various prices that will depend largely on the market price of our common stock at the time of sale. An increase, or decrease, of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.37 per share shown in the table above, assuming all of our common stock in the aggregate amount of $15.0 million is sold at that price, would increase (or decrease) our adjusted net tangible book value per share after the offering by $0.01 and ($0.01) per share, respectively, and the dilution in net tangible book value per share new investors in this offering by $0.01 and ($0.01) per share, respectively, after deducting the estimated commissions of the Maxim Group LLC and estimated aggregate offering expenses payable by us.
The information in the foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the price per share at which new investors purchase the shares offered hereby. As of January 29, 2010, there were 44,177,525 shares of common stock outstanding, which does not include:
•	2,372,240 shares of our common stock issuable upon exercise of outstanding stock options under our stock option plans as of January 29, 2010, at a weighted average exercise price of $8.70;

•	102,208 shares of restricted stock and restricted stock units;

•	12,495,540 shares of our common stock issuable upon exercise of outstanding warrants as of January 29, 2010 at a weighted average price of $3.82 per share; and

•	185,185 shares of our common stock issuable upon conversion of the 7.5556% convertible subordinated notes due 2014.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with the Maxim Group LLC (“Maxim”). Subject to the terms and conditions of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $15.0 million from time to time through Maxim. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on The Nasdaq Capital Market or, to the extent allowable by law, the OMX Nordic Exchange, at market prices. Additionally, under the terms of the sales agreement, we may also sell shares of our common stock through Maxim, as sales agent, on the The Nasdaq Capital Market or, to the extent allowable by law, the OMX Nordic Exchange, or otherwise, at negotiated prices or at prices related to the prevailing market price. As sales agent, Maxim will not engage in any transactions that stabilize our common stock.
Maxim, as sales agent, will use its commercially reasonable efforts to sell shares of common stock on our behalf on a daily basis or as otherwise agreed upon by us and Maxim. We will designate the maximum amount of shares of common stock to be sold through Maxim on a daily basis or otherwise as we and Maxim agree. We may instruct Maxim not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Maxim may suspend the offering of shares of common stock by notifying the other.
We will pay Maxim a commission equal to 4.0% of the gross sales price per share sold, up to aggregate gross proceeds of $10.0 million, and, thereafter, at a fixed commission rate of 3.0% of the gross sales price per share sold. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares. All expenses of the offering will be paid by us. We estimate that the expenses of the offering payable by us, excluding discounts and commissions, will be approximately $100,000. We have also agreed to reimburse Maxim for certain of its expenses.
Settlement for sales of common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of common stock on our behalf, Maxim may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to Maxim may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Maxim against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Maxim may be required to make. Maxim may engage in transactions with, or perform other services for, us in the ordinary course of business.
Our shares are traded on the The Nasdaq Capital Market or the OMX Nordic Exchange under the symbol “EPCT.”
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate offering price of the shares offered pursuant to this prospectus supplement.
If Maxim or we have reason to believe that our common stock is not or is no longer an “actively-traded security”, as defined under Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended, that party will promptly notify the other, and sales of common stock under the sales agreement and any terms agreement may not occur or be suspended unless or until that or other exemptive provisions have been satisfied in the judgment of Maxim and us. Moreover, in connection with any future sales of common stock made under the sales agreement or terms agreement, Regulation M may require that Maxim observe certain restrictions with respect to its trading of our common stock. Such restrictions could negatively impact the liquidity in our common stock.
The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement or (ii) the termination of the sales agreement by either Maxim or us.

LEGAL MATTERS
The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Eilenberg & Krause LLP, New York, New York. Certain legal matters in connection with the offering of the common stock will be passed upon for Maxim Group LLC by Goodwin Procter LLP, New York, New York.
EXPERTS
The financial statements incorporated in this Prospectus Supplement by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the Company's ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits filed with the registration statement.
We are subject to the information requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov or through our website at www.epicept.com. Information contained on our website is not considered to be a part of, nor incorporated by reference in, this prospectus. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.
You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
IMPORTANT INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filing made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009;

•	Current Report on Form 8-K filed January 5, 2009;

•	Current Report on Form 8-K filed January 7, 2009;

•	Current Report on Form 8-K filed January 14, 2009;

•	Current Report on Form 8-K filed January 30, 2009;

•	Current Report on Form 8-K filed February 3, 2009;

•	Each of the (2) Current Reports on Form 8-K filed February 5, 2009;

•	Current Report on Form 8-K filed February 10, 2009;

•	Current Report on Form 8-K filed February 18, 2009;

•	Current Report on Form 8-K filed February 23, 2009;

•	Current Report on Form 8-K filed February 25, 2009;

•	Current Report on Form 8-K filed March 5, 2009;

•	Current Report on Form 8-K filed March 19, 2009;

•	Current Report on Form 8-K filed March 31, 2009;

•	Current Report on Form 8-K filed April 9, 2009;

•	Current Report on Form 8-K filed April 13, 2009;

•	Current Report on Form 8-K filed June 3, 2009;

•	Current Report on Form 8-K filed June 19, 2009;

•	Current Report on Form 8-K filed June 30, 2009;

•	Current Report on Form 8-K filed July 9, 2009;

•	Current Report on Form 8-K filed August 6, 2009 (only with respect to the information filed under Item 3.01 thereof);

•	Current Report on Form 8-K filed November 3, 2009;

•	Current Report on Form 8-K filed January 14, 2010; and;

•	The description of our Common Stock contained in our Form 8-A filed January 4, 2006.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We will not make offers to sell these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other that the date on the front of those documents.

PROSPECTUS
$50,000,000
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Convertible Debt Securities
Warrants
Units
This prospectus relates solely to the offer and sale, from time to time, of securities of EpiCept Corporation (“EpiCept” or the “Company”) by us. The securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.
We may offer the securities from time to time in amounts and on terms as we may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 14 at prices different than prevailing market prices or at privately negotiated prices. The prices at which we may sell the securities may be determined by the prevailing market price for the shares at the time of sale.
Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplements will provide the specific terms of the plan of distribution.
Our common stock is dual-listed on The Nasdaq Capital Market and the OMX Nordic Exchange under the ticker symbol “EPCT.” The last reported sale price of our common stock on July 1, 2009 was $0.78 per share.
Investing in our securities involves risks. You should read “Risk Factors” beginning on page 6 of this prospectus and the risk factors described in any prospectus supplement or in other documents incorporated by reference herein or therein before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 23, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell the securities referenced herein in one or more offerings up to a total amount of $50,000,000. This prospectus includes a general description of the securities we may offer. Each time our securities are offered, we will provide a prospectus supplement. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. In addition, a prospectus supplement may include a discussion of any risk factors in addition to those described in this prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained in this prospectus, any applicable prospectus supplement and those documents incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement or incorporated herein or therein by reference. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the registration statement of which it forms a part, any prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “will,” “foresee” and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page 6 of this prospectus. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, EpiCept undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.
ABOUT EPICEPT
This summary description of us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information that you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement or free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used herein, “we,” “us,” and “our” refer to EpiCept and its subsidiaries.
Our Company
We are a specialty pharmaceutical company focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. Our strategy is to focus our development efforts on innovative cancer therapies and topically delivered analgesics targeting peripheral nerve receptors. Our lead product is Ceplene®, which when used concomitantly with interleukin-2 is intended as remission maintenance therapy in the treatment of acute myeloid leukemia, or AML, for adult patients who are in their first complete remission. On October 8, 2008, the European Commission issued a formal marketing authorization for Ceplene® in the European Union. Marketing of Ceplene® is expected to commence in Europe in 2009. In December 2008, we received permission to proceed with a New Drug Submission filing for Ceplene® with Health Canada for the treatment of AML in Canada and in January 2009, we received permission to proceed with a New Drug Application, or NDA, filing with the United States Food and Drug Administration, or FDA. In addition to Ceplene®, we have two oncology compounds and a pain product candidate for the treatment of peripheral neuropathies in clinical development. We believe this portfolio of oncology and pain management product candidates lessens our reliance on the success of any single product candidate.
Our cancer portfolio includes crinobulin, or EPC2407, a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors and lymphomas. We have completed our first Phase I clinical trial for crinobulin. AzixaTM, or MPC-6827, an apoptosis inducer with VDA activity licensed by us to Myriad Genetics, Inc., or Myriad, as part of an exclusive, worldwide development and commercialization agreement, is currently in Phase II clinical trials in patients with primary glioblastoma, melanoma that has metastasized to the brain and non-small-cell lung cancer that has spread to the brain.
Our late-stage pain product candidate, EpiCeptTM NP-1 Cream, which we refer to as NP-1, is a prescription topical analgesic cream designed to provide effective long-term relief of pain associated with peripheral neuropathies. In February 2008, we concluded a Phase II clinical study of NP-1 in patients suffering from diabetic peripheral neuropathy, or DPN. In January 2009, we concluded a second Phase II clinical trial of NP-1 in which we studied its safety and efficacy in patients suffering from post-herpetic neuralgia, or PHN, compared to gabapentin and placebo. Both studies support the advancement of NP-1 into a registration-sized trial. NP-1 utilizes a proprietary formulation to administer FDA approved pain management therapeutics, or analgesics, directly on the skin’s surface at or near the site of the pain, targeting pain that is influenced, or mediated, by nerve receptors located just beneath the skin’s surface.

We are subject to a number of risks associated with companies in the specialty pharmaceutical industry. Principal among these are risks associated with our ability to obtain regulatory approval for our product candidates, our ability to adequately fund our operations, dependence on collaborative arrangements, the development by us or our competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and compliance with the FDA and other governmental regulations. We have yet to generate product revenues from any of our product candidates. We have financed our operations primarily through the proceeds from the sale of common stock, warrants, debt instruments, cash proceeds from collaborative relationships and investment income earned on cash balances and short-term investments.
Ceplene® has been granted full marketing authorization by the European Commission for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia in first remission. None of our other drug candidates has received FDA or foreign regulatory marketing approval. In order to grant marketing approval, the FDA or foreign regulatory agencies must conclude that we and our collaborators’ clinical data establish the safety and efficacy of our drug candidates. Furthermore, our strategy includes entering into collaborative arrangements with third parties to participate in the development and commercialization of our products. In the event that third parties have control over the preclinical development or clinical trial process for a product candidate, the estimated completion date would largely be under control of that third party rather than under our control. We cannot forecast with any degree of certainty which of our drug candidates will be subject to future collaborations or how such arrangements would affect our development plan or capital requirements.
Our Corporate Information
Our executive offices are located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, our telephone number at that location is (914) 606-3500, and our website can be accessed at www.epicept.com. Information contained in our website does not constitute part of this prospectus.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described could adversely and materially affect our business, financial conditions and operating results. As a result, the trading price of our common stock could decline and you may lose all or a part of your investment in our common stock. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference,” on pages 16 and 17, respectively.
USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds of the sale of securities by us to our general funds for general corporate purposes, including capital expenditures, working capital and the repayment or reduction of long-term and short-term debt. We may invest funds that we do not immediately require in short-term marketable securities.
From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.
SECURITIES WE MAY OFFER
We may, from time to time offer under this prospectus, separately or together:
•	common stock;

•	preferred stock;

•	convertible debt securities;

•	warrants to purchase securities; and

•	units.
The aggregate initial offering price of the offered securities will not exceed $50,000,000.

RATIO OF EARNINGS TO FIXED CHARGES
The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

						For the Three
						Months Ended
	For the Year Ended December 31,					March 31,
	2004	2005	2006	2007	2008	2009

Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges (in thousands)(2)	$(7,883)	$(7,499)	$(65,453)	$(28,693)	$(25,382)	$(22,487)

(1)	In each of the periods presented, the Company incurred a net loss. Thus, earnings were insufficient to cover fixed charges.

(2)	The deficiency of earnings is equivalent to net loss before income tax expense/benefit.
As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.
DESCRIPTION OF CAPITAL STOCK
General
Our Third Amended and Restated Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) authorizes 225,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. The foregoing and the following description of capital stock give effect to the Certificate of Incorporation and the provisions of the applicable Delaware law.
Common Stock
The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
Our board of directors has the authority, without action by its stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors may also designate the rights, preferences and privileges of each series of preferred stock; any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company without further action by the stockholders.

Warrants
As of July 1, 2009, warrants to purchase approximately 40,173,547 shares of our common stock at a weighted exercise price of $1.23 per share were outstanding.
Registration Rights
In connection with the each of the private placements conducted on February 9, 2006, August 30, 2006, December 21, 2006 and June 28, 2007, we entered into customary registration rights agreements granting the holders of common stock purchase warrants representing an aggregate of 7,882,269 shares of common stock the right to require us to register the common stock issuable upon exercise of their warrants. The shares underlying the warrants sold in February 2006, August 2006, December 2006 and June 2007 have already been registered with the SEC. We are also required to file a registration statement for the common stock issuable to YA Global Investments, L.P. pursuant to a standby equity distribution agreement on or prior to the first sale of common stock thereunder to YA Global Investments, L.P. We have filed a registration statement to register up to 1,000,000 shares upon issuance to YA Global Investments, L.P.
Anti-Takeover Provisions
Provisions of Delaware law and our Certificate of Incorporation and Amended and Restated By-Laws (our “By-Laws”) could make the acquisition of EpiCept through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits provided its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.
Effects of Some Provisions of Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a “business combination” for these purposes includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” for these purposes is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Anti-Takeover Effects of Provisions of the Charter Documents. Our Certificate of Incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquiring party obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our Certificate of Incorporation also provides that directors may be removed with cause by the affirmative vote of the holders of 75% of the outstanding shares of common stock.

Our By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. Our By-Laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our By-Laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in our Certificate of Incorporation or our By-Laws. Our By-Laws authorize a majority of our board of directors, the chairman of the board or the chief executive officer to call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors believed or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.
Delaware law provides that stockholders may execute an action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since actions by written consent are not subject to the minimum notice requirement of a stockholder’s meeting. However, we believe that the elimination of stockholder written consents may deter hostile takeover attempts. Without the availability of stockholder actions by written consent, a holder controlling a majority of our capital stock would not be able to amend its bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors, the chairman of the board or the chief executive officer to call a stockholders meeting and satisfy the notice periods determined by the board of directors. Our Certificate of Incorporation provides for the elimination of actions by written consent of stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES
The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be unsecured obligations. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.
Convertible debt securities will be issued under a convertible debt indenture which we summarize below. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the convertible debt securities is an exhibit to the registration statement of which this prospectus is a part. We encourage you to read that document.
General
The indenture will not limit the aggregate principal amount of convertible debt securities we may issue and will provide that we may issue convertible debt securities thereunder from time to time in one or more series. The indenture will not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indenture, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.
Unless otherwise provided in a prospectus supplement, the convertible debt securities will be our unsecured obligations and will be subordinated in right of payment to all of our senior indebtedness.
Our rights and the rights of our creditors (including the holders of convertible debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.
You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:
•	the title and specific designation of the convertible debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•	whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of modifications, amendments and waivers of any terms of the debt securities;

•	if other than in minimum denominations of $2,000 and any integral multiple of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	events of default or covenants (including relating to mergers, consolidations and sales of assets) that apply to the convertible debt securities; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.
Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.
Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons.
Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose or the specified corporate trust office of the trustee. We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.
Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose or the specified corporate trust office of the trustee. There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange.
Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.
Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.
We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.
Conversion Rights
An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock as of a time stated in the prospectus supplement or otherwise.
Use of Global Securities
The convertible debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.
The specific terms of the depositary arrangement covering convertible debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities or convertible debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the convertible debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such convertible debt securities or by us if such convertible debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.
As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the convertible debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have convertible debt securities registered in their names and will not be entitled to receive physical delivery of the convertible debt securities in definitive form.
We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, convertible debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
We expect that the depositary for a series of convertible debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such convertible debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indenture may provide that:
•	the depositary notifies us that it is unwilling or unable to continue as depositary for a series of convertible debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice,

•	we determine that a series of convertible debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee, or

•	an event of default with respect to a series of convertible debt securities occurs and continues, the global securities for that series will be exchanged for registered convertible debt securities in definitive form. The definitive convertible debt securities may be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.
DESCRIPTION OF WARRANTS
We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of common stock, preferred stock or convertible debt securities that we may sell under this prospectus. Warrants may be issued separately or together with other securities.
The warrants will be issued under warrant agreements to be entered into between us and the warrantholder as set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K.
The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.
General
The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:
•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.
The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise of the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised as indicated in the applicable prospectus supplement at any time up to the close of business, New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business, New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
No Rights of Security Holder Prior to Exercise
Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.
Exchange of Warrant Certificates
Warrant certificates may be exchangeable for new warrant certificates of different denominations as indicated in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units to purchase one or more of the securities referenced herein. The terms of such units will be set forth in a prospectus supplement. The form of units and the applicable unit agreement will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K. We encourage you to read the applicable unit agreement and unit before you purchase any of our units.
PLAN OF DISTRIBUTION
We may, from time to time, sell any or all of our shares of common stock on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, prices that may be changed, market prices at the time of sale, prices related to prevailing market prices or negotiated prices.

We may use any one or more of the following methods when selling our securities:
•	direct sales to purchasers;

•	to or through underwriters or dealers;

•	through designated agents;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).
Broker-dealers engaged by us may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.
In connection with the sale of the common stock or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. We may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
We and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
We may be required to pay certain fees and expenses incurred by us incident to the registration of the shares. We may agree to indemnify any underwriters or agents against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

LEGAL MATTERS
The validity of the issuance of securities offered by this prospectus will be passed upon for us by Eilenberg & Krause LLP, New York, New York.
EXPERTS
The consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:
Investor Relations
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
(914) 606-3500
We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding EpiCept and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.epicept.com. Information contained in our website does not constitute part of this prospectus.
We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. All documents that EpiCept subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.
We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	Current Report on Form 8-K filed January 5, 2009;

•	Current Report on Form 8-K filed January 7, 2009;

•	Current Report on Form 8-K filed January 14, 2009;

•	Current Report on Form 8-K filed January 30, 2009;

•	Current Report on Form 8-K filed February 3, 2009;

•	Current Report on Form 8-K filed February 5, 2009 that included disclosure under Item 8.01;

•	Current Report on Form 8-K filed February 10, 2009;

•	Current Report on Form 8-K filed February 18, 2009;

•	Current Report on Form 8-K filed February 23, 2009;

•	Current Report on Form 8-K filed February 25, 2009;

•	Current Report on Form 8-K filed March 5, 2009;

•	Current Report on Form 8-K filed March 19, 2009;

•	Current Report on Form 8-K filed March 31, 2009;

•	Current Report on Form 8-K filed April 9, 2009;

•	Current Report on Form 8-K filed April 13, 2009;

•	Current Report on Form 8-K filed June 3, 2009;

•	Current Report on Form 8-K filed June 19, 2009;

•	Current Report on Form 8-K filed June 30, 2009; and

•	The description of our Common Stock contained in our Form 8-A filed January 4, 2006;
Copies of these filings are available free of charge by writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, or by telephoning us at (914) 606-3500. We will also provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. See “Where You Can Find More Information.”
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

$15,000,000
EPICEPT CORPORATION
Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC
February 3, 2010